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                                                                    EXHIBIT 10.1


                                                                      [ASC LOGO]



June 8, 2000


Mr. Joseph Blake
Vice President and CFO
JPE, Inc. (dba ASC Exterior Technologies, Inc.)
30400 Telegraph Road, Suite 401
Bingham Farms, MI  48025

Subject:  Letter Agreement Regarding a Loan Guarantee

Dear Mr. Blake:

JPE, Inc., dba ASC Exterior Technologies, Inc. (ASCET), has requested that ASC Incorporated (ASC) provide a facility which would guarantee Five Million Dollars of ASCET debt with Comerica Bank. ASC is willing to provide such a guarantee under the following conditions:

a. ASCET will pay, on a quarterly basis and in arrears, a fee of 3% per annum for this service, and

b. ASCET will provide a resolution from its Board of Directors authorizing the payment of this fee; and

c. ASCET agrees to indemnify and hold ASC harmless for any and all loss arising from or relating to the issuance of this loan guarantee.

     If these conditions are acceptable to ASCET, please indicate such by signing a copy of this letter and returning it to me at your earliest convenience.


     Sincerely,


     ASC Incorporated

     /s/ Brad A. Obenauf
     Brad A. Obenauf
     Vice President & CFO

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     The terms and conditions set out in this letter agreement are acceptable to
JPE, Inc., dba ASC Exterior Technologies, Inc.:


     By: /s/ J. E. Blake

     Its:  Chief Financial Officer

     Date: June 27, 2000

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                                ASC INCORPORATED
               One Sunroof Center, Southgate, Michigan 48195-3098
                  TEL. 734.285.4911  -  WEB. www.ascglobal.com
                     WHERE SPECIALTY VEHICLES COME TO LIFE